UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

During a presentation at Prudential’s Back-To-School Consumer Conference on September 8, 2004, the Registrant’s Chairman and Chief Executive Officer, Joseph W. Luter, III, presented certain financial information including the reconciliation for Farmland Foods, Inc. (“Farmland Foods”) net income of $37 million to EBITDA of $83 million for the nine months ended July 2004 and for Schneider Corporation (“Schneider”) net income of $15 million to EBITDA of $46 million for the eleven months ended March 2004. The slides, which are attached as Exhibit 99.1 to this report, providing the selected financial information, including the reconciliation, for Farmland Foods and Schneider, are incorporated herein by reference. The Registrant presented EBITDA for Farmland Foods and Schneider because it uses, and believes it is common for others to use, EBITDA as a method for determining fair value of a business.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Selected slides from the Registrant’s presentation at Prudential’s Back-To-School Consumer Conference on September 8, 2004 providing certain selected financial information for Farmland Foods and Schneider.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: September 13, 2004	/s/ Daniel G. Stevens
Daniel G. Stevens Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Selected slides from the Registrant’s presentation at Prudential’s Back-To-School Consumer Conference on September 8, 2004 providing certain selected financial information for Farmland Foods and Schneider.